MEMBERS AGREEMENT
                                       OF
                                ARDENT GAMING, L.L.C.


     This Agreement is made as of this 15th day of May, 2001 by Isle of Capri Casinos, Inc., a Delaware corporation ("Isle") and Ardent Technology, L.L.C., a Nevada limited liability company ("Ardent"). Isle and Ardent, together with any other members of the Company who may become parties to this Agreement from time to time, are sometimes herein referred to as the "Members" or individually as a "Member".

     WHEREAS, Isle and Ardent are the initial Members of the Company and are parties with the Company to an Operating Agreement dated as of the date of this Agreement;

     WHEREAS, Ardent has developed a proprietary System consisting of a coin-free, ticket free system used, among other things, to transfer money between a hand held electronic funds carrier and a gaming device, known as the Easy Money or SafeCash System;

     WHEREAS, additional funding is required to complete the development of the System, to obtain required regulatory consents and to market the System; and Isle is willing to provide such funding under the terms and conditions of this Agreement;

     WHEREAS, the Members have formed the Company for the purpose of completing the development of and commercializing the System;

     WHEREAS, Ardent has contributed certain assets to the Company including all its rights in and to the System;

     WHEREAS, Isle has made an initial cash contribution to the Company of $352,000 and has agreed to make certain Additional Contributions to the Company under the terms and conditions hereof;

     WHEREAS, the parties wish to set forth certain agreements with respect to the foregoing and their respective rights and obligations;

     THEREFORE,  the  parties  agree  as  follows:

     ARTICLE  I:  INITIAL  OWNERSHIP  INTEREST  AND  DEFINITIONS

1.1     INITIAL  OWNERSHIP.  The  parties acknowledge that, based on the Initial
        ------------------
Contributions of the Members set forth in Section 3.1 below, as of the date hereof, the Ownership Interest of the Company shall be as set forth below:

             Member     Ownership Interest     Initial Contribution
             ------     ------------------     --------------------

             Ardent           92.0%            $4,048,000

             Isle              8.0%            $352,000


     The Ownership Interest shall be adjusted from time to time in accordance with the provisions of this Agreement and the Operating Agreement. The Ownership Interests of the Members shall at all times be maintained on Appendix I to the Operating Agreement, which shall be amended chronologically from time to time as necessary.

1.2     DEFINITIONS.  Capitalized  terms  not  otherwise  defined  in  Exhibit A
        -----------                                                    ---------
hereto shall have the respective meanings ascribed for those terms in the Operating Agreement, applicable to both singular and plural forms, for all purposes of this Agreement.


     ARTICLE  2:  OPERATION  OF  THE  COMPANY

2.1     BUSINESS PLAN.  The Members anticipate that certain expenditures will be
        -------------
made in the development and commercialization of the System pursuant to the Business Plan attached hereto as Exhibit B, which includes (i) the initial
                                      ----------
Budget for the Company, (ii) the System development plan, (iii) a description of required jurisdictional approvals and schedule, (iv) a development schedule,
(v) a schedule of the amounts and timing of funding by Isle and (vi) a description of the roles of the parties. The Members anticipate that these costs will be funded by Isle pursuant and subject to the terms of Section 3.3 hereof and subject to the other terms and conditions of this Agreement. The Chief Executive Officer shall submit to the Managers proposed revisions to the Business Plan not less frequently than annually, at least 60 days prior to the start of the first fiscal year covered by such Business Plan. Each such Business Plan shall be considered at the first meeting of the Managers following its submissions and shall be subject to the unanimous approval of the Managers. Any material amendments to the Business Plan, including any amendment that is expected to increase the Budget by more than ten percent (10%) as compared to the prior year's Budget, shall be subject to the unanimous approval of the Managers.

2.2     BUDGET  APPROVAL.  The  Chief Executive Officer shall include a proposed
        ----------------
Budget for the Company for the next fiscal year in his submission of the revised Business Plan. The Budget shall include an income statement, balance sheet, and capital budget prepared consistently with the Company's method of accounting, for the forthcoming fiscal year and a cash flow statement which shall show in reasonable detail the anticipated receipts and disbursements (including anticipated distributions) projected for the Company for the forthcoming fiscal year and the amount of any corresponding cash deficiency or surplus, and the amount and due dates of any proposed Additional Contributions. The Budget shall be prepared on a basis consistent with the Company's financial statements and shall be prepared in accordance with the provisions of this Agreement. Each Budget shall be considered at the first meeting of the Managers following its submission and shall be subject to their unanimous approval. Each Budget shall also include a detailed explanation of the proposed related party charges for corporate overhead or services proposed to be charged by any Member in connection with services to be provided by such Member or its Affiliates to the Company. Without the unanimous approval of the Managers, a Budget shall not include an increase in expenditures of more than ten percent (10%) as compared to the prior year's Budget for the Company. If for any fiscal year no new Budget is agreed upon and approved, then the Company will be managed in a manner consistent with the operations for the prior fiscal year, as adjusted to reflect the Company's contractual obligations for the year.

2.3        CHIEF  EXECUTIVE OFFICER.  The Chief Executive Officer of the Company
           ------------------------
shall initially be Patrick J. Schmit. The Members shall mutually agree on any replacement or successor Chief Executive Officer.

2.4     EMPLOYEE  COSTS.  Except  as  otherwise  expressly  provided  in  this
        ---------------
Agreement or the Business Plan or Budget, each Member will be separately responsible for its own payroll and benefit expense of its employees and independent contractors with respect to Company business.

2.5     FINANCING.  Except  for the Initial Contributions by the Members and the
        ---------
Additional Contributions by Isle provided for in Section 3.3 of this Agreement, the Members acknowledge and agree that the Company shall incur no debt or liability for which the Members or their respective Affiliates would be obligated in any way. Without limiting the foregoing, no Member or Affiliate will be required to guarantee or co-sign any loan made to the Company or any other obligation of the Company.

2.6     PRIMARY  RESPONSIBILITIES.  The  Members shall operate the Company so as
        -------------------------
to take advantage of their particular areas of expertise and experience. Isle will be primarily responsible for regulatory and licensing matters and Ardent will be primarily responsible for completing the development of the System, for marketing and sales and for maintenance and support of the System. The Members agree to use their respective best efforts in furtherance of the company's business in their respective areas of primary responsibility and at all times to operate with diligence and professionalism.

2.7    CORPORATE  OVERHEAD.  In  order to best take advantage of the experience,
       -------------------
expertise and economies of scale which each of the Members can provide to the Company, the Members may, where necessary and appropriate, utilize the services of employees of each of the Members to provide services to the Company instead of hiring new employees specifically for the Company. As such, if applicable, a portion of such Member's overhead related to the services it provides to the Company will be charged to the Company, at cost, with the amounts proposed to be charged set forth in the proposed Budget submitted to the Managers by the Chief Executive Officer each year and as may be unanimously approved by the Managers. In addition, each Member will be reimbursed by the Company for all out-of-pocket monies expended on behalf of the Company, to be budgeted and unanimously approved by the Managers in advance.

     ARTICLE  3:  CAPITAL  CONTRIBUTIONS

3.1     INITIAL  CONTRIBUTIONS.
        ----------------------

[a]     BY  ARDENT:  Ardent  has made an Initial Contribution of assets pursuant
        ----------
to  the  Asset Conveyance Agreement attached as Exhibit C hereto, which includes
                                                ---------
the Intellectual Property, (the "Ardent Assets"). The Members agree that the Fair Market Value of the Ardent Assets is $4,048,000.

[b]     BY  ISLE:  Isle  has  made  an Initial Contribution of $352,000 in cash.
        --------

3.2     CONTRIBUTION  OF  FUTURE  DEVELOPMENTS.  Ardent  agrees  that  it  will
        ---------------------------------------
disclose to the Company and Isle all inventions, developments, designs, information, data, software, programs, modifications, improvements, enhancements, intellectual property rights or other matters that are created, owned, developed or acquired by Ardent or its Affiliates (for themselves or on behalf of the Company) after the date of this Agreement and that relate to the System or its use or function (collectively called the "Future Developments"); and, upon the request of the Company or Isle, Ardent will contribute and assign all such Future Developments to the Company pursuant to an assignment in form and content reasonably satisfactory to the Company and Isle. All such Future Developments so assigned to the Company shall be considered part of the Ardent Assets comprising the Initial Contribution by Ardent, and Ardent's Ownership Interest shall not be increased as a result of any such assignment of Future Developments.

3.3     ADDITIONAL  CONTRIBUTIONS.
        -------------------------

[a]     ISLE'S FUNDING OBLIGATION.  Subject to the provisions hereof, Isle shall
        --------------------------
make additional contributions to the Company in a total amount, together with the Initial Contribution by Isle, not to exceed two-million two-hundred thousand dollars ($2,200,000). Subject to Section 3.3[b] below, such Additional Contributions shall be made in increments of forty-four thousand dollars ($44,000) pursuant to the schedule set forth on Exhibit D. For each Additional
                                                 ----------
Contribution in the amount of forty-four thousand dollars ($44,000) that Isle makes, the Company will issue to Isle an Ownership Interest which, when issued and outstanding, will represent a one percent (1%) Ownership Interest; provided
                                                                        --------
that Isle's total Ownership Interest shall not exceed twenty five percent (25%) without Ardent's consent. In the event Isle shall make any Additional Contribution that is more or less than forty-four thousand dollars ($44,000), the Company shall issue Isle an Ownership Interest that is pro rated based on one percent (1%) for each forty-four thousand dollars ($44,000) or fraction thereof. Concurrently with the making of each Additional Contribution, (i) Isle's capital account shall be appropriately credited, (ii) the Company shall deliver to Isle an appropriate Certificate representing such additional interest and (iii) the Company shall make and deliver to Isle appropriate representations, warranties and indemnities concerning clear title and absence of encumbrances relating to the additional interest, due authority to issue the interest and concerning similar matters as are customary, together with an officers certificate or opinion of counsel as Isle may reasonably request, all in form and content reasonably acceptable to Isle. Except as set forth above, or upon the agreement of all Members and upon such terms and conditions as they may agree in writing, no Additional Contributions will be required or permitted from the Members of the Company.

------
[b]     A  FAILURE  EVENT.   Notwithstanding  anything  to  the contrary in this
        ------------------
Agreement, Isle shall be relieved of any obligation to make any further Additional Contributions upon the occurrence of any of the following events (a "Failure Event"):

 (i)  as of any funding date provided on Exhibit D hereto, the Company fails for
                                         ---------
any reason to meet the milestone, provided in the "Cashless FOB Development Timeline" (the "Development Timeline") attached to Exhibit D hereto, to have
                                                       ---------
been  achieved  by  such  funding  date;

     (ii) the Company or Ardent breach any material warranty, representation or agreement contained in this Agreement or the Related Agreements, and such breach remains uncured within 30 days after notice thereof;

(iii) any regulatory authority in Mississippi, Nevada or New Jersey makes a communication to Ardent, the Company or Isle, which, in Isle's reasonable determination, leads Isle to believe that the application will be denied or conditioned; or Isle determines, in its reasonable judgment, that it is impossible or impracticable to develop the System or acquire the necessary regulatory approval to market the System in any jurisdiction within the time frame contemplated by the Development Timeline;

(iv) any regulatory authority in any gaming jurisdiction in which Isle or any of its Affiliates operates or proposes to operate determines that Ardent or any Affiliate or principal of Ardent is unsuitable;

(v) there is an event of Bankruptcy as pertains to Ardent or for any other reason Ardent is unable to fulfill its obligations under this Agreement or the Related Agreements;

(vi) any of the key employees of Ardent, being Malcolm C. Davenport V, Patrick Schmit, Robert Guinn or Patricia Boggs, die, become disabled, terminate their relationship with Ardent or the Company or otherwise are unable or unwilling to devote their services to the Company's business; or

(vii) the Company abandons or fails to prosecute the SafeCash system provisional patent application (Serial Number 60/231,393) or Isle determines, in its reasonable judgement, that a patent will not issue containing claims substantially similar to those contained in such application.

[c]     ISLE'S ELECTION UPON A FAILURE EVENT.   Upon the occurrence of a Failure
        -------------------------------------
Event,  Isle  may,  in  its discretion, elect any of the following alternatives:

(i) Isle may, by written notice to the Company and Ardent, waive the Failure Event and make the Additional Contribution required on the next funding date after  the  Failure  Event  pursuant to the schedule on Exhibit D, provided that
                                                        ---------
Isle's waiver of a particular Failure Event shall not constitute a waiver of any other Failure Event that may thereafter occur;

(ii) Isle may elect not to make any further contributions of capital to or investments in the Company, in which event it shall retain its interest in the Company as it exists as of date of such election and be relieved of any obligation to make any Additional Contributions; or

(iii) Isle may elect to sell its Ownership Interest to the Company for a purchase price equal to the aggregate amount of its Capital Contributions plus Interest compounded semi-annually from the dates of the respective Capital Contributions, less the amount of any Distributions to Isle under Section 6.1 of the Operating Agreement, in which event (a) the Company shall issue to Isle a promissory note, in form and content acceptable to Isle, in the amount of the purchase price, bearing Interest, with principal and interest payable in equal quarterly installments over two (2) years, and secured by a collateral assignment of Isle's Ownership Interest, and (b) Isle shall resign and withdraw, without liability, as a member of the Company and shall have no further obligations under this Agreement or the Operating Agreement.

Notwithstanding the occurrence of a Failure Event, and regardless of whether Isle makes an election under clause (i), (ii) or (iii) above, the License shall remain in full force and effect and Isle shall continue to be entitled to receive the Isle Fee.

3.4     DEFAULT.  If  Isle  fails  to  make a required Capital Contribution when
        -------
due, other than because of a Failure Event, and after thirty (30) days notice and an opportunity to cure, Ardent may, as its exclusive remedy and as full and complete liquidated damages:

[a]     Make  all  or  part  of  such Capital Contribution on its own behalf and increase  its  Ownership  Interest  accordingly;  or

[b]     Loan  all  or  part  of such Capital Contribution amount to the Company, with such loan payable on demand and with Interest (and such amount will be treated as a loan rather than as a Capital Contribution); and,

[c] Prohibit Isle from making any further contributions of capital to or investments in the Company, in which event, (i) Isle shall retain its interest in the Company as it exists as of such date and shall have no further obligation to make any Additional Contributions, (ii) Isle shall have no further rights to receive the Isle Fee, (iii) the License shall remain in effect according to its terms and (iv) Isle shall have no further right to have the System installed at its gaming operations at the Company's cost as provided in Section 5.1 below.

3.5     LOANS  BY  MEMBERS.  The  Company  may  borrow  money from any Member or
        ------------------
Affiliate for Company purposes as provided in the Operating Agreement, at the Interest rate.

3.6     DISTRIBUTIONS.  Unless  the  Members  otherwise  agree or the Company is
        -------------
prohibited by any agreement or indenture, the Company shall, at least quarterly, distribute the Company's Cash Flow to the Members in accordance with the provisions of the Operating Agreement.

     ARTICLE  4:  MANAGEMENT

4.1     UNANIMOUS VOTE.  In addition to those matters requiring a unanimous vote
        --------------
under the Operating Agreement or under the other provisions of this Agreement, the following actions by the Company will require the written consent of Isle and Ardent:

[a]     The  making  of  material  changes  to  the  Business  Plan;

[b]     The adoption of any Budget for any year after the initial Budget, or any increase in the annual Budget, of more than ten percent (10%) from the prior fiscal year of the Company;

[c]     A  call  for  Additional  Contributions  by  the  Members  other than as provided  for  under  Section  3.3;

[d]     The  authorization  or the incurrence by the Company of indebtedness for borrowed  money  in excess of $100,000 in the aggregate at any time outstanding;

[e]     The  making  of  any loans or advances to, or guarantees for the benefit of,  any  Member  or  Affiliate;

[f]     The  authorization of any transaction between the Company and any Member or  Affiliate;

[g]     The  taking of any action which may cause the Company to become taxed as an  entity  other  than  a  partnership;

[h]     The  determination  to  make  any  capital  expenditures  or commitments therefor that aggregate in excess of $200,000 in any one transaction or series of related transactions;

[i]     The  entering into any agreement or commitment, or the incurrence of any obligation, that would require the Company to make expenditures in excess of $200,000 in any year;

[j]     The  making  of any application by the Company with any gaming authority in  any  gaming  jurisdiction;

[k]     The  sale,  transfer,  pledge, assignment or other disposition of all or any portion of the Intellectual Property or the granting of any license to or interest in all or any portion of the Intellectual Property; or,

[l]     The  taking  of  any  other  action  not  in  the ordinary course of the
Company's  business.

     ARTICLE  5:  THE  ISLE  LICENSE  AND  FEE

5.1     LICENSE  TO  ISLE.  The  Company  has  granted  Isle a License under the
        -----------------
Intellectual  Property,  in  the  form attached hereto as Exhibit E, pursuant to
                                                          ---------
which Isle may use the System in its gaming operations and those of its Affiliates on a royalty-free basis. The License grants Isle exclusive rights in each of the respective markets in which it or its Affiliates conduct gaming operations for a period of six (6) months after the installation of the System in each such market. At Isle's election, the Company and Ardent agree to install the System at such of the gaming properties of Isle or its Affiliates as Isle may designate, at a cost to Isle equal to the Company's cost plus eight percent (8%). If Isle notifies the Company that it has elected not to install the System at any gaming property, then the Company may sell the System to another operator in the same market as such gaming property. The License shall be binding on any successor or assign of the Company and inure to the benefit of any successor or assign of Isle, provided that the rights granted under the License shall be
                   --------
limited to the gaming operations of Isle and its Affiliates, and those whose development is being planned by Isle and its Affiliates, as of the date of any such assignment or succession.

5.2     THE  ISLE  FEE.  Within  30 days after the end of each calendar quarter,
        ---------------
the Company shall pay Isle the Isle Fee based on the number of units of the System sold, leased, licensed or otherwise disposed of in such quarter to Persons other than Isle or its Affiliates. With respect to the first thirty-thousand (30,000) units of the System sold, leased, licensed or otherwise disposed of, the Isle Fee shall equal the total amount Isle's Capital Contributions to the Company divided by thirty-thousand (30,000). With respect to all units of the System sold, leased, licensed or otherwise disposed of after the first thirty-thousand (30,000) units, the Isle Fee shall equal twenty-five dollars ($25.00) per unit. The Isle Fee shall be payable to Isle before, and shall have priority to, any Distributions to the Members or any payments to the Members for services, goods or corporate overhead. The Isle Fee shall be considered a royalty and shall not reduce Isle's Capital Account in the Company. The Isle Fee shall be payable for the longer of the duration of the Company or the life of the last to expire of the Intellectual Property. As a condition to any transfer of control of the Company to any third party or any merger, reorganization or sale or other disposition of the assets of the Company to any third party, the third party shall provide its written agreement to Isle, in form and content acceptable to Isle, to be bound by the agreement to pay the Isle Fee and to abide by the terms of the License.

     ARTICLE  6:  DISPUTE  RESOLUTION

6.1     DISPUTES.  Except  as to any disputes for which injunctive relief may be
        --------
available, in the event a dispute of any kind arises in connection with this Agreement or the Related Agreements (including any dispute concerning its or their construction, performance or breach), the parties to the dispute (who may be any combination of the Company and any one or more of the Members) will attempt to resolve the dispute as set forth in Section 6.2 before proceeding to arbitration as provided in Section 6.3. All documents, discovery and other information related to any such dispute, and the attempts to resolve or arbitrate such dispute, will be kept confidential to the fullest extent possible.

6.2     NEGOTIATION.  If  a  dispute  arises, any party to the dispute will give
        -----------
notice to each other party. If the Company is not a party to the dispute, notice will be given to the Company. After notice has been given, the parties in good faith will attempt to negotiate a resolution of the dispute.

6.3     ARBITRATION.  If,  within  30  days after the notice provided in Section
        -----------
6.2, a dispute is not resolved through negotiation or mediation, the dispute will be arbitrated. The parties to the dispute agree to be bound by the selection of an arbitrator, and to settle the dispute exclusively by binding arbitration in accordance with the following provisions:

[a] All parties to the dispute will collectively select one arbitrator. If they fail to do so within 45 days after the notice provided in Section 6.2, one or more parties will request the American Arbitration Association to submit a panel of five arbitrators who are qualified to resolve the matters in dispute from which the choice will be made. The party requesting the arbitration will strike first, followed by alternative striking until one name remains. A similar procedure will be followed if there are more than two parties. The parties may by agreement reject one entire list, and request a second list. If selection by the above method is not completed within 90 days after the notice provided in Section 6.2, or if there are more than four parties, then an arbitrator will be selected by the American Arbitration Association. The arbitrator so selected will then arbitrate the dispute in Las Vegas, Nevada, and issue an award.

[b] To the extent consistent with the provisions of this Article, the arbitration will be conducted under the Commercial Arbitration Rules of the American Arbitration Association and in accordance with Delaware law. The arbitrators decision will be made pursuant to the relevant substantive law of the State of Delaware. The award of the arbitrator will be final, binding and non-appealable. Judgment on the award may be entered in any court, state or federal court having jurisdiction.

[c] The fees and expenses of the arbitrator, and the other direct costs of the arbitration, will be shared by the parties to the dispute in equal proportions. Each party to the dispute will bear all other costs and expenses as provided in Section 8.8. If one or more Members are included in the arbitration because of their membership or former membership in the Company, such group will collectively be treated as one party to the dispute (through the Company as a party).


     ARTICLE  7:  PRIVILEGED  LICENSE  PROTECTION

7.1     REGULATORY  COMPLIANCE.  Ardent  acknowledges  that  as  a result of the
        ----------------------
transactions contemplated by this Agreement, Ardent and its agents and Affiliates may be subject to licensing and other regulatory review and approval procedures ("Regulatory Review"), by any governmental or quasi-governmental agency which is authorized or empowered to regulate the gaming operations of Isle and its Affiliates ("Regulatory Authority") in the jurisdictions in which Isle and its Affiliates conduct or propose to conduct gaming activities including, without limitation, Colorado, Iowa, Mississippi, Louisiana, Missouri, Nevada and Florida. Ardent agrees to cooperate fully and to cause its Affiliates to cooperate fully with the representatives of all such Regulatory Authorities in making applications, supplying information, providing reports, attending licensing and other hearings, and otherwise cooperating with and complying with the requirements of all such Regulatory Authorities so as not to interfere with Isle or its Affiliates ability to develop new business or to continue to conduct its existing business. Ardent agrees that in the event the Board of Directors of Isle reasonably determines based upon communications with a Regulatory Authority that Ardent or any of its Affiliates is likely to be determined unsuitable by such Regulatory Authority and as a result Isle or its Affiliates may not be permitted to engage or to continue to engage in a gaming activity (collectively a "Licensing Problem"), then, within the lesser of 150 days of notice of such event from Isle to Ardent or the applicable period prescribed by the appropriate Regulatory Authority (provided Isle timely notifies Ardent of such a determination) Ardent shall eliminate the Licensing Problem to the reasonable satisfaction of Isle's Board or transfer its rights and obligations hereunder and its Ownership Interest to a Person reasonably acceptable to Isle, who does not have a Licensing Problem, and such Person shall be accepted as a Member of the Company for all purposes. Any such transfer shall be subject to the terms and conditions contained in Section 13.5 of the Operating Agreement. All qualification and other expenses relating to the foregoing applications shall be borne by the respective parties submitting the applications. The provisions of Section 13.8 of the Operating Agreement shall apply and shall govern in the event of a conflict with the provisions of Section
7.1  above.

7.2     NO  UNSUITABILITY  KNOWLEDGE.  Neither  Ardent  nor Isle is aware of any
        ----------------------------
facts or circumstances which would make any Member or the officers, directors, managers, or owners (directly or indirectly) of such Member, a Person or entity unsuitable for licensing under applicable gaming laws, rules and regulations.

7.3     ADDITIONAL  REGULATORY  COMPLIANCE  MATTERS.  Neither  the  Company  nor
        -------------------------------------------
Ardent will market or sell the system to (i) any Person that is not licensed by the appropriate state regulatory gaming authorities or (ii) in the case of a Native American gaming operation, which has not entered into a compact with the appropriate State and which has not received all required approvals from the NIGC and the Bureau of Indian Affairs. In the event that it is determined to Isle's satisfaction that a gaming jurisdiction will not permit Isle or its Affiliates to both conduct gaming operations and, through its interest in the Company, engage in the business of manufacturing and selling System products, then Ardent may, at its own cost, manufacture and sell System products only to users of such products in such gaming jurisdiction and not in any other gaming jurisdiction.


     ARTICLE  8:  GENERAL  PROVISIONS

8.1     AMENDMENT;  EFFECTIVE  DATE.  This  Agreement  may  be  amended  by  the
        ----------------------------
unanimous written agreement of the parties. Any amendment will become effective upon such approval, unless otherwise provided.

8.2     REPRESENTATIONS  AND WARRANTIES.  Each Member represents and warrants to
        -------------------------------
each  other  Member  that,  as  of the signing of this Agreement and the Related
Agreements:

[a]     Such  Member  is  duly  organized, validly existing and in good standing under the laws of the jurisdiction where it purports to be organized, and is a United States Person;

[b]     Such  Member has full power and authority to enter into and perform this
Agreement  and  the  Related  Agreements;

[c]     All  actions  necessary  to  authorize  the signing and delivery of this
Agreement and the Related Agreements, and the performance of obligations under it and them, have been duly taken;

[d] Each of this Agreement and the Related Agreements has been duly signed and delivered by a duly authorized officer or other representative of such Member or the Company, as the case may be, and constitutes the legal, valid and binding obligation of such Member or the Company, as the case may be, enforceable in accordance with its terms (except as such enforceability may be affected by applicable bankruptcy, insolvency or other similar laws effecting creditors' rights generally, and except that the availability of equitable remedies is subject to judicial discretion);

[e]     No  consent  or  approval  of any other Person is required in connection with the signing, delivery and performance of this Agreement or the Related Agreements by such Member or the Company, as the case may be; and

[f] Neither the execution or the delivery of this Agreement or the Related Agreements or any document or instrument contemplated hereby or thereby to be executed and delivered by any Member or its Affiliate or the Company, nor the fulfillment of or compliance with the terms and provisions of this Agreement or the Related Agreements and such other documents and instruments, will conflict with or will result in a breach of, the terms, conditions, or provisions of, or constitute a default under, or result in any violation of, any judgment, decree, or any order of any court or any arbitration authority, or any statute, law, rule, or regulation by which any such Member, or its Affiliate, or the Company, as the case may be, or their respective assets are affected or bound.

[g] There are no oral or written contracts, agreements, or undertakings binding upon or affecting any Member or its Affiliate, or its respective assets that would alter or impair the ability of such Member or Affiliate to enter into and perform its obligations under this Agreement or the Related Agreements or any document or instrument contemplated hereby or thereby to be executed and delivered by any Member or its Affiliate.

8.3     OUTSIDE  ACTIVITIES.    Any Member or Affiliate thereof may engage in or
        --------------------
possess any interest in any business, and may do so through itself or through any other business venture of any nature, independently or with others, and neither the Company nor any other Member shall have any right by virtue of this Agreement or the Related Agreements in or to such Member's business or its other ventures or in or to any income or profits derived therefrom, including without limitation any of Isle's gaming operations; provided, however, that
                                                         --------
during the term hereof no Member or its Affiliates shall directly or indirectly have an ownership interest in any Person or engage in any activity involving the development or sale of coin-free, ticket-free, money transfer products that compete with the System.

8.4     CONFIDENTIALITY.   Except  as  set  forth  in this paragraph below, each
        ---------------
Member shall, and shall cause each of its Affiliates, to keep secret and retain in strictest confidence, any and all Confidential Information and shall not distribute, disseminate or disclose such Confidential Information, and any Person receiving Confidential Information pursuant hereto shall use such Confidential Information only for the benefit of the Company or for any other specific purposes for which it was disclosed to such party; provided that a
                                                                 --------
Member may (i) disclose Confidential Information to its representatives or agents on a "need-to-know" basis in connection with the transactions leading up to and contemplated by this Agreement and the operation of the Company and (ii) make such announcements and file such documents (including this Agreement) with the Securities and Exchange Commission, and other regulatory authorities
(including tax and gaming authorities), and otherwise take such actions to comply with the requirements of federal and state laws as it deems appropriate. To the extent reasonably practicable, each Member will provide the other with the portion of any such announcement or filing that refers to this Agreement and the transactions contemplated by it no later than concurrently with releasing or filing the same.

8.5     WAIVERS  GENERALLY.  No  course  of  dealing  will be deemed to amend or
        ------------------
discharge any provision of this Agreement. No delay in the exercise of any right will operate as a waiver of such right. No single or partial exercise of any right will preclude its further exercise. A waiver of any right on any one occasion will not be construed as a bar to, or waiver of, any such right on any other occasion.

8.6     REMEDIES  FOR  BREACH.  Except  as  provided  in Section 3.4 hereof, the
        ---------------------
rights and remedies of the Members set forth in this Agreement or the Related Agreements are neither mutually exclusive nor exclusive of any right or remedy provided by law, in equity or otherwise. Subject to the dispute resolution provisions of Article 6 and except as provided in Section 3.4 hereof, the Members agree that all legal remedies (such as monetary damages) as well as all equitable remedies (such as specific performance) will be available for any breach or threatened breach of any provision of this Agreement or the Related Agreements.

8.7     NOTICES.  Any notices (including any communication or delivery) required
        -------
or permitted under this Agreement will be in writing and will be addressed as follows:

     If  to  Isle:

     Isle  of  Capri  Casinos,  Inc.
Attention:  John  Gallaway
1641  Popps  Ferry  Road,  Suite  B-1
Biloxi,  MS  39532

With  a  copy  to:               Allan  B.  Solomon
     2200  Corporate  Blvd.,  NW,  Suite  310
Boca  Raton,  FL  33431

     If  to  Ardent:

     4815  W.  Russell  Road,  Suite  5-E
Las  Vegas,  NV  89118
     Attention:  Patrick  J.  Schmit

With  a  copy  to:               Golden  &  Silver,  LTD.
Ninth  Floor
3960  Howard  Hughes  Parkway
Las  Vegas,  NV  89146
Attention:  Jeffrey  Silver

All notices may be made by mail, personal delivery, courier service or facsimile machine, and will be effective upon delivery. Any Member may change such Person's address by notice to each other Member.

8.8     COSTS.  If  the Company or any Member retains counsel for the purpose of
        -----
enforcing or preventing the breach or any threatened breach of any provision of this Agreement or the Related Agreements or for any other remedy relating to it or them, then the prevailing party will be entitled to be reimbursed by the nonprevailing party for all costs and expenses so incurred (including reasonable attorneys' fees, costs of bonds, and fees and expenses for expert witnesses) unless the arbitrator or other trier of fact determines otherwise in the interest of fairness.

8.9     INDEMNIFICATION.  Each  Member  hereby  indemnifies  and  agrees to hold
        ---------------
harmless the Company and each other Member from any liability, cost or expense arising from or related to any act or failure to act of such Member which is in violation of this Agreement or the Related Agreements.

8.10     PARTIAL  INVALIDITY.  Wherever  possible,  each  provision  of  this
         -------------------
Agreement will be interpreted in such manner as to be effective and valid under applicable law. However, if for any reason any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect, such action will not affect any other provision of this Agreement. In such event, this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

8.11     ENTIRE  AGREEMENT.  This  Agreement, together with its Exhibits and the
         -----------------
Related Agreements, which are incorporated by reference herein, contains the entire agreement and understanding of the Members with respect to its subject matter, and it supersedes all prior written and oral agreements. No amendment of this Agreement will be effective for any purpose unless it is made in accordance with Section 8.1.

8.12     BENEFIT.  The  obligations  of  each  Member  will  inure solely to the
         -------
benefit of the other Members and the Company, without conferring on any other Person any rights of enforcement or other rights.

8.13     BINDING  EFFECT.  This  Agreement  is  binding  upon, and inures to the
         ---------------
benefit of, the Members and their permitted successors and assigns; provided that, any Transferee will have only the rights specified in Section 13.6 of the Operating Agreement unless admitted as a substitute Member in accordance with this Agreement.

8.14     FURTHER ASSURANCES.  Each Member agrees, without further consideration,
         ------------------
to sign and deliver such other documents of further assurance as may reasonably be necessary to effectuate the provisions of this Agreement and the Related Agreements .

8.15     HEADINGS.  Article  and  section  titles  have  been  inserted  for
         --------
convenience  of  reference only.  They are not intended to affect the meaning or
         -
interpretation  of  this  Agreement.

8.16     TERMS.  Terms  used with initial capital letters will have the meanings
         -----
specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural include the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than a limiting sense.

8.17     GOVERNING LAW; CONFLICTS WITH OPERATING AGREEMENT.  This Agreement will
         -------------------------------------------------
be governed by, and construed in accordance with, the laws of the State of Delaware (except to the extent preempted by any federal law or the gaming laws of any state or governmental agency having jurisdiction over the affairs of any Member). Any conflict or apparent conflict between this Agreement and the Operating Agreement or the Act will be resolved in favor of this Agreement except as otherwise provided in this Agreement or as required by the Act.

8.18     BROKERS FEES.  The parties represent and warrant to one another that no
         ------------
brokers fees will be due and owing by the Company or any Member to any party in connection with the subject matter of this Agreement or the Related Agreements.

IN WITNESS WHEREOF, the parties have executed this Members Agreement as of the date first set forth above.

ISLE  OF  CAPRI  CASINOS,  INC.
     a  Delaware  corporation


     By:  _________________________________________


     ARDENT  TECHNOLOGY,  L.L.C.
a  Nevada  limited  liability  company


     By:  _________________________________________
       Patrick  J.  Schmit,  President

     SCHEDULE  OF  EXHIBITS
     ----------------------


EXHIBIT  A-  DEFINITIONS
EXHIBIT  B-  BUSINESS  PLAN
EXHIBIT  C-  ASSET  CONVEYANCE  AGREEMENT
EXHIBIT  D-  LICENSE  AGREEMENT
EXHIBIT  E-  SCHEDULE  OF  ADDITIONAL  CONTRIBUTIONS  AND  MILESTONES

                                    EXHIBIT A
                                    ---------
                                   DEFINITIONS


ADDITIONAL  CONTRIBUTION:     A  capital  contribution  (other  than the Initial
Contribution)  that  a Member makes to the Company, as described in Section 3.3.

ASSET  CONVEYANCE  AGREEMENT:     The  agreement  of even date pursuant to which
Ardent  has  conveyed  certain  assets  to  the  Company.

AGREEMENT:     This  Agreement,  as  amended  from  time  to  time.

BUDGET:     The  annual  budget  for  the  Company.

BUSINESS  PLAN:     The  business plan of the Company, as contained in Exhibit B hereto,  as  amended  or  revised  from  time  to  time.

CONFIDENTIAL  INFORMATION:     All  confidential  documents  and  information
concerning the Company or its business, any Member or any Affiliate of a Member furnished to a Member or an Affiliate or the Company in connection with the transactions leading up to and contemplated by this Agreement and the operation of the Company or its business, except to the extent that such information can be shown to have been (a) generally available to the public other than as a result of a breach of the provisions of Section 8.4 of this Agreement; (b) already in the possession of the receiving Person without restriction; (c) lawfully disclosed to the receiving Person by a third party who is free lawfully to disclose the same; or (d) independently developed by the receiving Person without use of any Confidential Information.

FAILURE  EVENT:     The  term  as  defined  in Section 3.3[b] of this Agreement.

FUTURE  DEVELOPMENTS:     The  term as defined in Section 3.2 of this Agreement.

INTELLECTUAL  PROPERTY:     The  intellectual  property  rights  or  interests,
including the patents, trademarks, and copyrights, and applications therefor, and the trade secrets or other proprietary matter, assigned by Ardent to the Company pursuant to the Asset Conveyance Agreement.

ISLE FEE:     The fee payable to Isle pursuant to Section 5.2 of this Agreement.

INITIAL  CONTRIBUTION:     The  initial capital contribution that a Member makes
to  the  Company,  as  described  in  Section  3.1.

LICENSE:     The  License  for  the Intellectual Property granted by the Company pursuant to Section 5.1 of this Agreement and the License Agreement attached as Exhibit D.

NOTICE:     Written  notice  actually  given  pursuant  to  Section  8.7.

OPERATING  AGREEMENT:     The Operating Agreement of the Company dated as of the
date  of  the  Agreement,  as  amended  from  time  to  time.

REGULATORY  AUTHORITY:     The  term as defined in Section 7.1 of this Agreement

REGULATORY  REVIEW:     The  term  as  defined in Section 7.1 of this Agreement.

RELATED  AGREEMENTS     The  Operating Agreement, the Asset Conveyance Agreement
-------------------     --------------------------------------------------------
and  the  License.
------------------

                                   EXHIBIT  B
                                   ----------

                                  BUSINESS PLAN

                                    EXHIBIT C
                                    ---------

                           ASSET CONVEYANCE AGREEMENT

                                    EXHIBIT D
                                    ---------

     SCHEDULE  OF  ADDITIONAL  CONTRIBUTIONS  AND  MILESTONES

                                   EXHIBIT  E
                                   ----------

                             LICENSE  AGREEMENT